UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
________________________

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  May 11, 2010

FIRST MERCURY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33077	38-3164336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

29110 Inkster Road Suite 100 Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (800) 762-6837

Not Applicable

(Former name or former address, if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On May 13, 2010, First Mercury Financial Corporation (the “Company”) announced that it had declared a dividend of $0.025 per share on May 11, 2010, to be paid on June 30, 2010 to shareholders of record at the close of business on June 15, 2010.  A copy of the press release describing these events is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01  Exhibits.

99.1  Press Release issued by the Company dated May 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MERCURY FINANCIAL CORPORATION
(Registrant)

DATE: May 13, 2009	BY	/s/ John A. Marazza
John A. Marazza,
Executive Vice President, Chief Financial Officer and Corporate Secretary